SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2009

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)

1411 Broadway

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 403-0300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2009, Trish Mattler notified Rafaella Apparel Group, Inc. (the “Company”) that she was resigning as a member of the board of directors (the “Board”) of the Company and as a member of the Board’s audit committee, effective August 27, 2009.  Ms. Mattler’s resignation is not the result of any disagreement with the operations, policies or practices of the Company.

As a result of Ms. Mattler’s resignation, on July 28, 2009, Joel H. Newman was appointed as a member of the Board and as a member of the Board’s audit committee, effective August 27, 2009.

Mr. Newman, 68, is a seasoned executive with extensive operating and financial experience in the retail and wholesale apparel industries.  He most recently served as Vice Chairman and Chief Operating Officer of Kenneth Cole Productions, Inc. from 2006 until 2007.  Prior to that, Mr. Newman spent more than a decade at Tommy Hilfiger Corporation (“THC”), holding a variety of roles, finally as Executive Vice President of Finance and Operations of THC and Chief Operating Officer of Tommy Hilfiger U.S.A., Inc., THC’s principal US operating subsidiary.

There are no arrangements or understandings between Mr. Newman and any other person pursuant to which he was selected to serve on the Board.  There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Newman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Newman’s appointment, the Company and Mr. Newman entered into a letter agreement dated July 28, 2009 (the “Letter Agreement”).  Pursuant to the Letter Agreement, Mr. Newman’s total compensation as a member of the Board shall consist solely of a director’s fee of $60,000 per annum, payable quarterly in advance, plus expenses.

The foregoing is only a summary of the principal terms and conditions of the Letter Agreement and does not purport to be a complete discussion of the Letter Agreement.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Letter Agreement which is annexed to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                     Financial Statements and Exhibits.

(d)                                 The following is filed as an Exhibit to this Current Report on Form 8-K:

99.1	Letter Agreement dated as of July 28, 2009, between Rafaella Apparel Group, Inc. and Joel H. Newman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

Rafaella Apparel Group, Inc.

By:	/s/ Christa Michalaros
Christa Michalaros
Chief Executive Officer

Dated: August 3, 2009